Securities and Exchange Commission
                               Washington, D.C. 20549

                                    Form 8-K/A
                          Amendment No. 1 to Current Report

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): October 25, 1996


                            BREED Technologies, Inc.
          (Exact Name of Registrant as Specified in its Charter)


Delaware                          1-11474                             22-2767118
(State or Other Jurisdiction     Commission File                    IRS Employee
of Incorporation                    Number)                   Identification No.


5300 Old Tampa Highway, Lakeland, Florida                                  33811
(Address of Principal Executive Offices)                              (Zip Code)


                            941-668-6000
        (Registrant's Telephone Number, Including Area Code)

On November 9, 1996, the Company filed a Current Report on Form 8-K dated October 25, 1996 with the Securities and Exchange Commission (the Commission) which described the Company's acquisition of certain assets and the assumption of certain liabilities of the "North American Steering Wheels Operation" of United Technologies and 100% of the outstanding shares of United Technologies Automotive Clifford Limited (collectively referred to as United Steering Systems, Inc. or USS). That report indicated that the financial statements required by Rule 3-05 of Regulation S-X and the pro forma financial information required by Article 11 of Regulation S-X will be filed by the Company in an amendment to its report on Form 8-K. This Form 8-K/A files such financial statements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                                                                            Page
       (a)Audited combined financial statements of Steering Wheels Business of UT Automotive, Inc. (a wholly-owned business unit of United Technologies Corporation) at October 25, 1996 and for the period from January 1, 1996 through October 25, 1996, together with the report thereon issued by Price Waterhouse LLP, independent auditors............................................................4

       (b) Unaudited pro forma financial information of BREED Technologies, Inc.
                Unaudited Pro Forma Balance Sheet as of September 30, 1996....20
              Unaudited Pro Forma Statement of Earnings for the year ended
                June 30, 1996.................................................21
              Unaudited Pro Forma Statement of Earnings for the three
                months ended September 30, 1996...............................22


                (c)Exhibits...................................................24
       23---Consent of Price Waterhouse LLP, independent auditors

                                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K dated October 25, 1996 to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    January 7, 1997                                BREED Technologies, Inc.

                                                    By:  /s/ Edward H. McFadden
                                                             Edward H. McFadden
                                                    Executive Vice President and
                                                         Chief Financial Officer

Report of Independent Accountants

December 17, 1996

To the Board of Directors and
Stockholders of United Technologies Corporation


In our opinion, the accompanying combined balance sheet and the related combined statements of income and of cash flows present fairly, in all material respects, the financial position of the Steering Wheels Business of UT Automotive, Inc. (a wholly-owned business unit of United Technologies Corporation) at October 25, 1996, and the results of its operations and its cash flows for the period from January 1, 1996 through October 25, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of UT Automotive, Inc.; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Steering Wheels Business
of UT Automotive, Inc.
(A wholly-owned business unit of
United Technlogies, Corporation)

Combined Balance Sheet
(Dollar amounts in thousands)


                                                                October 25, 1996

Assets
Current assets
   Cash and cash equivalents                                           $   2,143
   Accounts receivable, net                                               30,256
   Inventories                                                             9,350
   Unbilled  tooling costs                                                 8,425
   Other current assets                                                      336
   Deferred income taxes                                                   1,512
                                                                       ---------
      Total current assets                                                52,022
                                                                       ---------
Property, plant and equipment, net                                        16,639
                                                                       ---------
Deferred income taxes                                                      2,939
Other assets                                                                 813
Goodwill, net                                                             12,389
                                                                       ---------

                                                                       $  84,802
                                                                       =========

Liabilities and Parent Company Investment
Current liabilities
   Accounts payable-trade                                              $  15,691
   Accrued expenses                                                        5,311
   UTC affiliate financing                                                16,893
                                                                       ---------
      Total current liabilities                                           37,895

Other liabilities                                                          2,980
                                                                       ---------
      Total liabilities                                                   40,875
                                                                       ---------
Parent company investment                                                 43,927
                                                                       ---------

Commitments and contingencies (Note 12)                                $  84,802
                                                                       =========


See accompanying notes to combined financial statements.

Steering Wheels Business

of UT Automotive, Inc.
(A wholly-owned business unit of
United Technlogies, Corporation)

Combined Statement of Income
(Dollar amounts in thousands)


                                                             For the period from
                                                                 January 1, 1996
                                                                         through
                                                                October 25, 1996

Sales                                                                $   135,228
Cost of goods sold                                                       123,226
                                                                     -----------
Gross profit                                                              12,002
Design and engineering                                                     3,945
Selling, general and administrative expenses                               4,581
                                                                     -----------
                                                                           3,476
Other income (expense)
    Royalty income                                                          330
    Other income (expense)                                                  (89)
    Interest expense                                                       (741)
                                                                     -----------
Income before provision for income taxes                                   2,976
Provision for income taxes                                                 2,063
                                                                     -----------
Net income                                                           $       913
                                                                     ===========


See accompanying notes to combined financial statements.

Steering Wheels Business
of UT Automotive, Inc.
(A wholly-owned business unit of
United Technlogies, Corporation)

Combined Statement of Cash Flows
(Dollar amounts in thousands)


                                                             For the period from
                                                                 January 1, 1996
                                                                         through
                                                                October 25, 1996
Cash flows from operating activities
Net income                                                            $      913
Adjustments to reconcile net income
 to net cash used for by operating activities
    Depreciation and amortization                                          4,696
    Loss on disposal of property, plant and equipment                        515
    Changes in assets and liabilities
       Accounts receivable, net                                          (9,553)
       Inventories                                                           553
       Unbilled tooling costs and other current assets                   (1,614)
       Deferred income taxes                                             (1,285)
       Accounts payable - trade                                          (2,696)
       Accrued expenses                                                      251
    Other assets                                                           1,618
    Other liabilities                                                      1,573
                                                                     -----------
          Net cash used for operating activities                         (5,029)
                                                                     -----------
Cash flows from investing activities
Additions to property, plant and equipment                               (3,142)
                                                                     -----------
          Net cash used for investing activities                         (3,142)
                                                                     -----------
Cash flows from financing activities
Change in Parent company investment                                        4,458
Net change in UTC affiliate financing                                      5,818
                                                                      ----------
          Net cash flows from financing activities                        10,276
                                                                      ----------
Impact of exchange rate changes on cash                                       25
                                                                      ----------
Net increase in cash and cash equivalents                                  2,130
Cash and cash equivalents at beginning of period                              13
                                                                      ----------

Cash and cash equivalents at end of period                            $    2,143
                                                                      ==========

See accompanying notes to combined financial statements.

   1.   Basis of Presentation and Organization

        Pursuant to a Purchase Agreement dated as of September 20, 1996 ("Agreement"), among wholly-owned subsidiaries of United Technologies Corporation ("UTC"), including UT Automotive, Inc. ("UTA"), United Technologies Automotive Systems, Inc., United Technologies Automotive Systems de Mexico S.A. de C.V., IPCO, Inc. (collectively, the "UTC entities") and Breed Technologies Inc. ("Breed"), the operations comprising the worldwide Steering Wheels Business of the UTC entities (the "Business") were sold to Breed effective October 25, 1996.

        Under the terms of the Agreement, substantially all of the assets and liabilities of the Business were sold with the exception of the following:

        - All cash,  deposits,  bank  accounts  and other  cash  equivalents;
        - Prepaid insurance;
        - All related party receivables and payables between
          the Business and affiliates;
        - Existing  assets  and  liabilities   related  to  providing   certain
          retirement benefits, welfare benefits, deferred compensation or other employee benefits for employees of the North American operations;
        - Pension assets and liabilities relating to North American operations;
        - Land, building and certain equipment at the Niles,  Michigan facility
        - Federal and state income tax and franchise tax assets and liabilities relating to the period prior to October 25, 1996; and
        - Liabilities, including environmental reserves, relating to the Niles, Michigan property to be retained by the UTC entities.

        Throughout the period covered by the financial statements, the Business was conducted and accounted for as an operating division of UTA. The Business is comprised of parts of several legal entities. Historically, separate financial statements were not prepared for the Business. These financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission. These combined financial statements were derived from the historical accounting records of the UTC entities, and do not reflect the impact of the transaction discussed above.

        The Combined Statement of Income includes all revenues and costs attributable to the Business, including allocation of costs for facilities, functions and services used by the Business at sites shared with other UTA operations, and costs for certain functions and services performed by centralized UTA and UTC organizations either directly or indirectly for the Business. All of the allocations and estimates in the financial statements are based on assumptions that UTC management believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs that would have resulted if the Business had been operated as a separate entity.

        The Business is engaged in developing, manufacturing, marketing and distributing automotive and industrial steering wheels, air bag covers, horn pads and related molded products to original equipment automotive manufacturers and their suppliers in North America and in Europe.

   2.   Summary of Significant Accounting Policies

        Basis of combination
        The combined financial statements include the accounts of the various units comprising the Business. In Europe, the operations of the Business are conducted through United Technologies Automotive Clifford Limited ("UTAC"), a U.K. corporation with two manufacturing and assembly facilities in Birmingham, England. In North America, operations have been conducted at separate facilities for the Business in Niles, Michigan and Grabill, Indiana and at facilities in Monterrey, Mexico and Detroit, Michigan that are shared with other UTA businesses. All material transactions among the units within the Business have been eliminated. Sales from the Business to other UTC entities are not significant.

        Revenue recognition
        Revenue is recognized upon shipment of the product to the customer.

        Inventories
        Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) basis. Included in inventory are direct material, direct labor and allocation of certain manufacturing overhead costs.

        Cash equivalents
        Cash equivalents are comprised of highly-liquid investment instruments purchased with a maturity of three months or less.

        Property, plant and equipment
        Property, plant and equipment are stated at cost. Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

        Buildings and improvements                                         20-40
        Machinery, tooling and equipment                                    3-12
        Furniture and fixtures                                              3-12

        Depreciation expense approximated $4,379 for the period from January 1, 1996 through October 25, 1996.

        In accordance with Statement of Financial Accounting Standards No. 121, the Business estimates the future undiscounted cash flows of the operations to which the property, plant and equipment relates to ensure that the carrying value has not been impaired. If the undiscounted pre-tax cash flows are less than the carrying value of the assets, an impairment loss is recognized for the difference between the estimated fair value and the carrying value. Other than as provided in the Niles plant closure costs discussed in Note 10, management believes no such impairment exists at October 25, 1996.






   2.   Summary of Significant Accounting Policies (continued)

        Income taxes
        Other than UTAC, which files a separate tax return, the taxable income or loss of the various units comprising the Business were included in the tax return of the UTC entity of which they were a part. As such, separate income tax returns were not prepared or filed for the Business. Income tax expense and other tax related information in these combined financial statements has been calculated substantially as if the Business were a separate entity. The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect tax reporting for the Business as a stand-alone entity.

        Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax basis of assets and liabilities. Current tax liabilities are considered settled through the Parent company investment account.

        Foreign currency translation
        The U.K. operations utilize the local currency as the functional currency. Foreign currency assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Results of operations are translated at average exchange rates during the period for revenues and expenses. Translation gains and losses resulting from fluctuations in the exchange rates are accumulated as a separate component of equity.

        The Mexican operations utilize the U.S. dollar as the functional currency. Gains and losses resulting from translation of assets and liabilities were immaterial during the period and are included in operating results for the period.

        Goodwill
        Goodwill is net of $2,600 of amortization as of October 25, 1996 and is being amortized on a straight-line basis over 40 years. Amortization expense was approximately $313 for the period from January 1, 1996 to October 25, 1996. On a periodic basis, the Business estimates the future pre-tax cash flows (undiscounted and without interest charges) of the operations to which goodwill relates to ensure that the carrying value of such goodwill has not been impaired. On the basis of this analysis, management believes no such impairment exists at October 25, 1996. If the undiscounted pre-tax cash flows are less than the carrying value of the assets, an impairment loss is recognized for the difference between the estimated fair value and the carrying value.

        Unbilled tooling costs
        Unbilled tooling costs represent costs incurred on tooling projects in process which have not yet been billed to customers. Tooling amounts billed to customers are included in accounts receivable.

        Financial instruments
        The carrying amount of the Business' financial instruments, which includes cash and cash equivalents, accounts receivable, accounts payable and UTC affiliate financing, approximates their fair market value at October 25, 1996.

        Use of estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   3.   Related Party Transactions

        Corporate services
        The combined financial statements include significant transactions with other UTA and UTC organizations involving functions and services that were provided to the Business. These services include information systems support, certain centralized accounting functions, legal services, benefits administration, quality control, executive office and facilities. The costs of these functions and services allocated to the Business approximated $1,400 for the period from January 1, 1996 through October 25, 1996.

        In addition to the services described above, the Business participates in UTC developed and administered insurance and employee benefit programs, including group medical, general and product liability and other standard liability coverage. Costs allocated to the Business relating to these programs for the period from January 1, 1996 through October 25, 1996 approximated $2,650. Employee benefit programs are discussed in more detail in Note 11.

        Allocations and charges for the programs described above have been made based on historical or anticipated experience for the Business or based on percentages of total costs for the services provided using methods that UTC management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity.

        Transition services
        In conjunction with the sale of the Business, transitional services agreements have been executed between UTC entities and Breed which provide for continuation of certain computer and administrative services for a limited period of time. In addition, transitional lease agreements have been executed with respect to certain administrative office space, the Niles, Michigan and Monterrey, Mexico facilities, and Niles employees. These agreements expire in 1997 and are generally cancelable by Breed upon 30 days notice.

        Cash management
        The North American operations of the Business participate in UTC's centralized cash management program with respect to intercompany sales and accounts receivable, accounts payable and payroll/employee benefits. Under this program, accounts receivable are collected and cash is invested centrally. Additionally, disbursements are funded centrally. As a result, the Business does not report a cash balance, other than petty cash and cash balances of $2,141 relating to UTAC. The cash activities of the North American operations of the Business are reflected in the Parent company investment balance. Historically, the intercompany receivables and payables have been considered settled in the normal course of business and are not interest bearing. The net cumulative, interdivisional balances are included in the combined balance sheets as part of Parent company investment. A reconciliation of the Parent company investment account activity for the period is as follows:

        Balance,   December  31,  1995                         $  38,484
        Net  income                                                  913
        Cumulative translation  adjustment                            72
        Net intercompany  transactions                             4,458
                                                               ---------
        Balance,October 25,  1996                               $ 43,927
                                                               =========

        Interest
        No interest is charged to the North American  operations  of the
        Business  relating  to the Parent  company investment.   Interest
        expense  shown  in  the  accompanying   combined statement of income
        relates only to the operations of UTAC (See Note 8). Interest is considered settled on a current basis through the Parent company investment account.

        Investment in joint venture
        The Business has a 31% equity interest in Hankook-Sheller Chusik Hoesa, a Korean Corporation ("Hankook-Sheller"), whose primary business operations are the manufacture and sale of steering wheels in Korea. The Business' investment in Hankook-Sheller is accounted for using the equity method. As a result of cumulative losses, the investment has been reduced to zero at October 25, 1996 (which approximates the net equity of Hankook-Sheller at October 25, 1996). The Business also has a technical assistance agreement with Hankook-Sheller for which it receives a royalty. Royalty income from Hankook-Sheller aggregated $330 for the period from January 1, 1996 to October 25, 1996.

   4.   Accounts Receivable

        Accounts receivable is comprised of the following:
                                                                October 25, 1996

        Accounts receivable - trade                                $      29,082
        Tooling receivables                                                2,354
        Miscellaneous receivables                                            376
        Allowances                                                       (1,556)
                                                                   -------------
                                                                   $      30,256
                                                                   =============

        The Business principally sells to major automotive companies. The Business performs ongoing credit evaluations and generally does not require collateral.

        During the period from January 1, 1996 through October 25, 1996, the percentage of sales to total sales for significant customers was as follows: Ford Motor Company (43%); Chrysler Corporation (18%); TRW (13%); and Rover (9%).

   5.   Inventories

                                                                October 25, 1996

        Raw materials                                              $       3,768
        Work in process                                                    2,964
        Finished goods                                                     2,618
                                                                   -------------
                                                                   $       9,350
                                                                   =============

   6.   Property, Plant and Equipment                           October 25, 1996

        Land                                                       $         198
        Buildings and improvements                                         9,615
        Machinery, tooling and equipment                                  49,473
        Construction in progress                                           1,228
                                                                   -------------
                                                                          60,514
        Less- accumulated depreciation and reserves                     (43,875)
                                                                   -------------
                                                                   $      16,639
                                                                   =============










   7.   Accrued Expenses

                                                                October 25, 1996

        Payroll and employee related                               $       2,176
        Property and other taxes                                             760
        Niles closure costs-current portion                                1,598
        Other                                                                777
                                                                   -------------
                                                                   $       5,311
                                                                   =============

   8.   UTC Affiliate Financing

        UTAC has a revolving line of credit with and participates in a world-wide cash netting system with UTC affiliates. The revolving line of credit payable approximated $16,893 at October 25, 1996 and has been shown as UTC affiliate financing in the accompanying Combined balance sheet. Interest is charged on outstanding borrowings utilizing a LIBOR-based rate which was 6.25% at October 25, 1996. Interest expense relating to this facility approximated $741 for the period from January 1, 1996 through October 25, 1996 and is settled monthly. The principal amount has been paid subsequent to October 25, 1996.

   9.   Income Taxes

        Pre-tax income from North American operations approximated $4,899 and pre-tax loss from UTAC operations approximated $1,923 for the period from January 1, 1996 through October 25, 1996. The provision for income taxes comprises the following:

                                                                    Period ended
                                                                October 25, 1996

        Current tax expense
        U.S. federal                                               $       3,133
        U.S. state and local                                                 215
                                                                   -------------
                                                                           3,348
                                                                   -------------
        Deferred tax expense
        U.S. federal                                                     (1,285)
                                                                   -------------
        Provision for income taxes                                 $       2,063
                                                                   =============

        A reconciliation of income taxes determined using the U.S. federal statutory rate of 35% to actual income taxes provided is as follows:

                                                                    Period ended
                                                                October 25, 1996

        Income before provision for income taxes                   $       2,976
                                                                   -------------
        Taxes at U.S. federal statutory rate                               1,042
        Foreign losses for which no benefit has been recorded                673
        Non-deductible items                                                 126
        State income taxes                                                   222
                                                                   -------------
                                                                   $       2,063
                                                                   =============

        Deferred tax assets are comprised of the following:
                                                                October 25, 1996

        Inventory valuation                                        $         482
        Depreciation and fixed asset related reserves                      1,938
        Plant closure reserves                                               788
        Environmental reserves                                               702
        Other                                                                541
                                                                   -------------
                                                                   $       4,451
                                                                   =============

        Net operating loss carryforwards relating to UTAC were approximately $4,900 at October 25, 1996. A valuation allowance has been provided with respect to the entire amount of the tax benefits relating to the UTAC loss carryforwards as management does not believe that the benefits will be realized.

  10.   Niles Plant Closure Charges

        During 1995, the Business accrued approximately $3,800 for expected costs of closure of the Niles, Michigan facility. During the period from January 1, 1996 through October 25, 1996, $138 of the reserve was utilized and an additional $1,200 was recorded based on management's revised estimates of the recoverability of fixed assets and facility carrying costs. The reserve amounts included approximately $2,424 to reduce fixed assets to their estimated recoverable values; $1,108 for severance and other employee-related costs; and $1,468 for carrying and other costs prior to sale of the facility. As of October 25, 1996, $1,598 was included in current accrued liabilities and $853 was included in long-term accrued liabilities in the combined balance sheet. Amounts relating to fixed asset reserves have been reflected as a reduction of property, plant and equipment at October 25, 1996.

  11.   Employee Benefits

        Pension
        UTC sponsors various pension arrangements covering substantially all domestic and foreign employees of the Business. Plan benefits are generally formula based with recognition of years of service and compensation levels. In accordance with the terms of the Agreement, Breed will not assume obligations with respect to UTC United States pension plans. For purposes of the combined financial statements, the Business is considered to be a participant in multiemployer plans for U.S. operations and a single employer plan with respect to UTAC. As such, net pension expense has been recognized for costs of the U.S. plans allocated to the Business. Such costs approximated $78 for the period from January 1, 1996 through October 25, 1996 and are considered settled as accrued through the Parent company investment account.

        The UTAC plan is a defined benefit plan requiring employee contributions. Investments are held by insurance companies. A discount rate of 8.5% and a salary increase rate of 5.5% were utilized in the valuation. Net periodic pension cost for the fiscal year covering the period from December 1, 1995 through November 30, 1996 and the funded status at November 30, 1995 are as follows:

        Funded Status at November 30, 1995

        Accumulated benefit obligation                               $     9,583
        Impact of projected future compensation levels                       435
                                                                     -----------
        Projected benefit obligation                                      10,018
        Market value of plan assets                                        9,701
                                                                     -----------
                                                                           (317)
        Unrecognized net transition asset                                  (366)
        Unrecognized net loss                                                413
                                                                     -----------
        Accrued pension expense                                     $      (270)
                                                                     ===========

        Net Periodic Pension Cost

        Service cost                                                 $       460
        Interest cost                                                        866
        Expected return plan assets                                        (924)
        Amortization of net transition asset                                (47)
        Estimated employee contributions                                   (252)
                                                                     -----------

        Net periodic pension cost                                    $       103
                                                                     ===========









  11.   Employee Benefits (continued)

        Postretirement benefits other than pensions
        UTC sponsors defined benefit postretirement plans that provide medical, dental and life insurance benefits for certain eligible retirees and dependents. For purposes of these combined financial statements, the Business is considered to have participated in a multiemployer postretirement plan as defined in Statements of Financial Accounting Standards No. 106. For the period from January 1, 1996 through October 25, 1995, expenses related to these programs charged to the Business approximated $319. These charges are settled currently through the Parent company investment account.

  12.   Commitments and Contingencies

        Leases
        During 1995, UTAC entered into two operating leases for certain tooling relating to Rover programs with quarterly payments approximating $60,000 through 1998. In conjunction with these agreements, UTAC entered into two tooling usage contracts with Rover, whereby Rover provides quarterly payments to UTAC in amounts equal to the payments on the leases noted above. In addition, the Business is party to leases for certain warehousing space.

        Rent expense was $198 and $110 for the tooling and warehouse space, respectively, for the period from January 1, 1996 through October 25, 1996. At October 25, 1996, minimum lease commitments on long-term leases are as follows: 1996 (remaining 2 months)- $73; 1997- $310; and 1998- $181.

        Environmental
        The operations of the Business are subject to environmental regulation by federal, state and local authorities in the United States and regulatory authorities with jurisdiction over its foreign operations. It is the policy of the Business to accrue environmental investigatory and remediation costs when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Where no amount within a range of estimates is more likely, the minimum is accrued. The measurement of the liability is based on an evaluation of currently available facts with respect to each individual site and takes into account factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. As of October 25, 1996, long-term accrued liabilities includes $2,006, including approximately $1,500 accrued during the period from January 1, 1996 through October 25, 1996, relating to estimated environmental remediation costs. While management cannot predict the total costs of these actions with certainty, based on known information management does not believe the ultimate resolution of these matters will have a material adverse impact on cash flows, results of operations or financial position of the Business.

        General
        In addition to environmental exposures, there are pending actions incident to the normal course of business. While it is possible that the outcome of these matters may differ from the recorded liability, management believes that the resolution of these matters will not have a material adverse effect on the cash flows, results of operations or financial position of the Business.




  13.   Geographic Information

        Sales and operating loss relating to UTAC United Kingdom activities for the period from January 1, 1996 through October 25, 1996 approximated $32,376 and $1,182, respectively. Identifiable assets relating to UTAC were approximately $16,800 at October 25, 1996.

BREED Technologies, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On October 25, 1996, BREED Technologies, Inc. (the Company) acquired the North American Steering Wheels Operations of United Technologies and 100% of the outstanding shares of United Technologies Automotive Clifford Limited (collectively United Steering Systems, Inc. or USS), as reported in the Company's Form 8-K filed on November 9, 1996. The aggregate purchase price was $159,500,000, including assumed liabilities of $36,418,000, and is subject to adjustments as provided in the agreements. The funds used by the Company to pay the aggregate purchase price were obtained from borrowings under the Company's Revolving Credit Agreements.

The accompanying unaudited pro forma condensed combined financial statements present the condensed historical financial statements of the Company and USS, pro forma adjustments and the pro forma results under the purchase method of accounting. The historical financial information of the Company was prepared from audited and unaudited financial statements previously filed with the Commission. The historical combined information for USS was prepared from the unaudited books and records of USS for the year ended June 30, 1996, and the unaudited books and records of USS for the three-month period ended September 30, 1996.

The unaudited pro forma condensed combined balance sheet is based upon the historical financial position of the Company at September 30, 1996 and USS at October 25, 1996, and reflects pro forma acquisition adjustments as if the acquisition had occurred on September 30, 1996. The unaudited pro forma condensed combined statement of earnings for the year ended June 30, 1996 is based upon the historical statement of earnings of the Company for its year ended June 30, 1996 and the historical statement of earnings of the USS for the year ended June 30, 1996. The unaudited pro forma condensed combined statement of earnings for the three months ended September 30, 1996 is based upon the historical statement of earnings of the Company and USS for the three-month period ended September 30, 1996. The unaudited pro forma condensed combined statements of earnings for the year ended June 30, 1996 and for the three months ended September 30, 1996 give effect to the acquisition as though it had occurred on July 1, 1995 and July 1, 1996, respectively.

The unaudited pro forma condensed combined financial statements should be read in connection with the Company's Annual Report on Form 10-K for the year ended June 30, 1996. The pro forma information does not purport to be indicative of the results that would have occurred if the acquisition had been consummated on the dates indicated, nor of the results that may be obtained in the future.

   BREED Technologies, Inc.
   Unaudited Pro Forma Condensed Combined Balance Sheet
   (In thousands)

                                  September 30,    October 25,
                                        1996            1996         Adjustments
                                  -------------    -------------     for assets
                                     BREED            United        and Liabilities
                                   Technologies      Steering        Not Acquired        Pro Forma            Pro Forma
                                  (as reported)    Systems, Inc.      (Note 6)         Adjustments           Combined
                                   ------------   ------------      ---------------    -----------           ----------
Assets
Current assets:
   Cash and short-term investments    $  11,636       $  2,143      $         0        $        0           $   13,779
   Accounts receivable                  171,097         38,681             (782)                0              208,996
   Inventories                           83,831          9,350               0                  0               93,181
   Other                                 22,424          1,848           (1,512)                0               22,760
                                    -----------    -----------      -----------        ----------           ----------
Total current assets                    288,988         52,022           (2,294)                0              338,716

Property, plant and equipment, net      303,577         16,639             (998)        17,285 (2)             336,503
Other assets                             58,703         16,141          (15,328)        76,033 (2)             135,549
                                    ===========   ============   ===============  ===============      ===============
Total assets                           $651,268        $84,802         $(18,620)    $   93,318                $810,768
                                    ===========  =============   ===============    =============      ===============

Liabilities and stockholders' equity
Current liabilities:
   Notes payable and current maturities
     of long-term debt                 $112,121       $      0        $        0    $        0                $112,121
   Notes payable to affiliates                0         16,893                 0       (16,893) (7)                  0
   Accounts payable                     107,631         15,691                 0             0                 123,322
   Other                                 36,811          5,311           (1,598)             0                  40,524
                                    ----------    ------------         ---------   -------------       ----------------
Total current liabilities               256,563         37,895           (1,598)      (16,893)                 275,967

Long-term debt                           82,318              0                 0      123,082 (2)              222,293
                                                                                       16,893
Other long-term liabilities              31,524          2,980           (2,859)            0                   31,645
                                    ----------    ------------      ------------   ------------       ----------------
Total liabilities                       370,405         40,875           (4,457)      123,082                  529,905
                                    ----------    ------------      ------------  ------------        ----------------

Parent company investment                     0         43,927          (14,163)      (29,764) (2)                  0
Stockholders' equity:
   Common stock                             316              0                 0             0                    316
   Additional paid-in capital            76,668              0                 0             0                 76,668
   Retained earnings                    207,613              0                 0             0                207,613
   Other                                 (3,734)             0                 0             0                 (3,734)
                                    ------------    ----------     -------------  -------------       ----------------
Total stockholders' equity              280,863              0                 0             0                280,863
                                    ============    ==========     =============  =============       ================
Total liabilities and stockholders'
 equity                                $651,268        $84,802         $(18,620)    $   93,318                $810,768
                                    ============    ==========     =============  =============       ================
See notes to unaudited pro forma condensed combined financial statements.

                                                                     BREED Technologies, Inc.
                                                   Unaudited Pro Forma Condensed Combined Statement of Earnings
                                                                     Year ended June 30, 1996
                                                             (In thousands, except earnings per share)

                                             BREED Technologies, Inc.
                                -----------------------------------------------
                                                  Pro Forma
                                                Adjustments for
                                     BREED        Previous           BREED             United
                                 Technologies   Acquisitions      Technologies        Steering          Pro Forma        Pro Forma
                             (as reported)       (Note 1)       (as adjusted)      Systems, Inc.      Adjustments         Combined
                             ---------------- ----------------- --------------------------------    ---------------   -------------

Net sales                           $431,689       $379,539       $811,228            $152,324        $      0          $963,552
Cost of sales                        282,715        339,111        621,826             138,870               0           760,696
Operating expenses                    56,160         27,558         83,718               8,644          1,900 (3)         95,990
                                                                                                        1,728 (3)
                                    --------       -----------     --------           ---------       -----------        -------
Operating income                      92,814         12,870        105,684               4,810        (3,628)            106,866
Other income (expense), net            5,524        (26,987)       (21,463)             (2,886)       (9,098) (4)       (33,447)
                                    --------       -----------     --------           ---------       -----------        -------
Earnings before income taxes          98,338        (14,117)        84,221               1,924       (12,726)             73,419
Income taxes                          35,300         (2,208)        33,092               1,582        (4,581) (5)         30,093
                                    ========       ===========     ========           =========       ===========        =======
Net earnings                       $  63,038     $  (11,909)     $  51,129           $     342      $ (8,145)            $43,326
                                    ========       ===========     =======            =========       ===========        =======

Earnings per share                  $   2.00                     $    1.62                                              $   1.37
                                    ========                       =======                                               =======

Average shares outstanding            31,550                        31,550                                                31,550
                                    ========                       ========                                              =======



See notes to unaudited pro forma condensed combined financial statements.


                                                                     BREED Technologies, Inc.
                                                   Unaudited Pro Forma Condensed Combined Statement of Earnings
                                                               Three months ended September 30, 1996
                                                             (In thousands, except earnings per share)


                                                                   BREED               United
                                                                Technologies          Steering            Pro Forma        Pro Forma
                                                               (as reported)        Systems, Inc.        Adjustments        Combined
                                                              -----------------    ----------------    -----------------  ----------

Net sales                                                            $158,671       $38,104              $    0             $196,775

Cost of sales                                                         117,023        33,600                   0              150,623
Operating expenses                                                     23,438         2,169                  475 (3)          26,514
                                                                                                             432 (3)
                                                               ----------------- ----------------    -----------------   -----------
Operating income                                                       18,210         2,335                 (907)             19,638
Other income (expense), net                                           (5,064)         (480)               (2,275) (4)        (7,819)
                                                               -----------------    ----------------    ----------------- ----------
Earnings before income taxes                                           13,146         1,855               (3,182)             11,831
Income taxes                                                            5,300           982               (1,145) (6)          5,136
                                                               =================    ================    =================   ========
Net earnings                                                         $  7,846       $   873              $(2,036)          $   6,683
                                                               =================    ================    =================    =======

Earnings per share                                                   $    .25                                              $     .21
                                                               =================                                             =======

Average shares outstanding                                              31,628                                                31,628
                                                               =================                                             =======



See notes to unaudited pro forma condensed combined financial statements









 BREED Technologies, Inc.

 Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. The historical condensed statement of earnings of BREED Technologies, Inc. has been adjusted to reflect the pro forma effects of its previous acquisitions of MOMO S.p.A. and G. Holding, S.r.1. (collectively MOMO), Italtest S.r.1. and Force Imaging Technology, Inc. made during the year ended June 30, 1996 and the acquisition of the automobile industry supplier business of an affiliated group of Italian companies
      (collectively the Gallino Group) made on July 1, 1996. The pro forma adjustments for the previous acquisitions give effect to such acquisitions as though they had occurred on July 1, 1995.

2. Represents adjustments to record the preliminary assigned values of United Steering System, Inc.'s acquired assets and liabilities and to allocate the excess of the purchase piece over the fair value of the net assets acquired (goodwill). The allocations are subject to revision after more detailed analysis and evaluations are completed.

                                                                    In thousands
        Cash purchase price                                             $123,082
        Liabilities assumed                                               36,418
                                                                ----------------
                                                                         159,500
        Net book value of assets acquired                               (66,182)
        Excess of fair value over the net book
          value of property, plant and equipment                        (17,285)
                                                                ================
        Excess of purchase price over the fair
          value of net assets acquired                               $    76,033
                                                                ================

3. To reflect depreciation expense and amortization of goodwill based upon the preliminary estimated fair value of the net assets resulting from the purchase. Such amount assigned to property, plant and equipment is being depreciated over an estimated weighted average life of 10 years and the amount assigned to goodwill is being amortized over an estimated life of 40 years. The lives assigned to property, plant and equipment and goodwill are subject to revision after more detailed analysis and evaluations are completed.

4. To reflect interest expense as a result of the $123 million increase in borrowings to provide the cash paid for the acquisition and $17 million increase in borrowings to repay notes payable to affiliate of former parent of USS.

5. To reflect the pro forma effects on income taxes due to the pro forma depreciation, amortization and interest expense adjustments. The pro forma amortization of the excess of purchase price over fair value of assets acquired is assumed to be deductible for income tax purposes.

6. Represents adjustments to reflect assets and liabilities of USS not acquired by BREED.

7. Notes payable to affiliate paid by the Company concurrent with the acquisition of USS.

Exhibit 23






Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-57958, 33-54986, 33-73350 and 33-54990) of BREED
Technologies, Inc. of our report dated December 17, 1996 relating to the combined financial statements of the Steering Wheels Business of UT Automotive, Inc., which appears on page 4 in the current Report on Form 8-K/A of BREED Technologies, Inc. dated January 7, 1997.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Detroit, Michigan
January 7, 1997